                                                                    EXHIBIT 99.1

                                                               [RESOLUTION LOGO]

FOR IMMEDIATE RELEASE                           CONTACT: J. TRAVIS SPOEDE
                                                         CHIEF FINANCIAL OFFICER
                                                         832-366-2421

RESOLUTION PERFORMANCE PRODUCTS LLC ANNOUNCES THIRD QUARTER 2003 RESULTS; SELLS A PORTION OF ITS OWNERSHIP IN A JOINT VENTURE FOR ABOVE $20 MILLION

HOUSTON, November 14, 2003 - Resolution Performance Products LLC, the leading worldwide manufacturer and developer of epoxy resins, today reported its financial results for the third quarter of 2003. Results include total revenues of $189 million and operating income of $1 million, resulting in EBITDA of $13 million. Compared to prior year third quarter, total revenues were up $10 million and operating income was down $11 million. Results for the nine months ended September 30, 2003 include total revenues of $586 million and operating income of $5 million, resulting in EBITDA of $41 million. Compared to the nine months ended September 30, 2002, total revenues were up $13 million and operating income was down $55 million.

"During this quarter, compared to the second quarter, we experienced modest declines in raw material prices which were partially offset by price decreases in our BPA product line. Unfortunately, we did not benefit from the immediate impact of lower raw material costs in the short term since our inventory is on a first in, first out basis. Volumes were also lower than last quarter reflecting a sequential decline in the U.S. and European epoxy markets," said Marvin O. Schlanger, Chairman and CEO of Resolution. "This disappointing performance reinforces our need to take appropriate steps both internally and in our market place to reestablish an acceptable level of profitability. The Company will undertake a cost reduction program expected to generate at least $10 million of savings in 2004. Additional marketing actions will be announced in the near future," Schlanger added.

"While volumes in the early part of the quarter did not meet our expectation, we did observe an increase late in the quarter which has continued into October. However, it is too early to know if the long awaited recovery in epoxy and polycarbonate is finally here," Schlanger added.

Separately, the Company announced today that one of its subsidiaries has completed the sale of 40% of the outstanding shares of Japan Epoxy Resins Co., Ltd. ("JER") to its joint venture partner, Mitsubishi Chemical Company ("MCC") for over $20 million. This will result in a before tax gain of approximately $12 million in the fourth quarter. The funds will be used by the Company for reinvestment purposes over the next year consistent with the Company's obligations under its credit agreements.

"We have had a long and mutually beneficial relationship with MCC and JER. By retaining a 10% ownership in JER, we look forward to continuing that relationship. This transaction gives us the opportunity to strengthen our position in both the core geographies of the U.S. and Europe as well as in high growth areas in the rest of the world such as China," said Mr. Schlanger.

Resolution Performance Products will be hosting an investor conference call on November 18, 2003 at 1:00 p.m. eastern time. The public is cordially invited to listen and participate by dialing the following toll-free number: 1-888-632-5950 or 713-481-1320. If you are unable to listen to the call at that time, the replay will be available 24 hours/day until November 25, 2003 by dialing 1-877-519-4471 or 973-341-3080 by using conference number 4300922.

Resolution Performance Products is the leading worldwide manufacturer and developer of epoxy resins and is also the leading global manufacturer of versatic acids and derivatives. Epoxy resins are chemicals primarily used in the manufacture of coatings, adhesives, printed circuit boards, fiber reinforced plastics and construction materials. The
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Company, with approximately 900 employees, has operations in the United States,
Europe and Asia. Additional information about the Company and its financial results for annual, quarterly and current report filings are available on its web site at www.resins.com under the corporate information heading.

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include: general economic and business conditions, industry trends, raw material costs and availability, changes in demand for its products, actions of its competitors and the additional factors and risks contained in the Company's Registration Statement on Form S-4 declared effective on July 2, 2003.
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                       RESOLUTION PERFORMANCE PRODUCTS LLC
                        CONSOLIDATED STATEMENTS OF INCOME
                          (IN MILLIONS OF U.S. DOLLARS)


                                               (UNAUDITED)            (UNAUDITED)
                                            THREE MONTHS ENDED      NINE MONTHS ENDED
                                               SEPTEMBER 30,         SEPTEMBER 30,
                                            ------------------      -----------------
                                             2003        2002        2003       2002
                                            -----       -----       -----       ----
Revenues                                    $ 188       $ 179       $ 585       $571
Other revenues                                  1          --           1          2
                                            -----       -----       -----       ----
      Total                                   189         179         586        573
Costs and expenses:
   Purchase and other variable costs          130         106         412        332
   Operating expenses                          29          30          83         89
   Selling, general and administrative         13          13          39         44
   Depreciation and amortization               12           9          35         26
   Research and development                     4           6          12         16
   Special charges                             --           3          --          6
                                            -----       -----       -----       ----
      Total                                   188         167         581        513
                                            -----       -----       -----       ----
Operating (loss) income                         1          12           5         60
Income from equity investment                  --          --           1          1
Interest expense, net                          18          15          57         49
                                            -----       -----       -----       ----
Income (loss) before taxes                    (17)         (3)        (51)        12
Income tax expense (benefit)                   (9)         (1)        (21)         5
                                            -----       -----       -----       ----
Net income (loss)                           $  (8)      $  (2)      $ (30)      $  7
                                            =====       =====       =====       ====
 EBITDA (1)                                 $  13       $  21       $  41       $ 87
                                            =====       =====       =====       ====


(1) EBITDA represents income (loss) before income taxes, interest expense and depreciation and amortization. EBITDA is presented because it is used by investors to analyze and compare operating performance, which includes a company's ability to service and/or incur debt. In addition, management focuses on EBITDA because it is used as an internal performance measure. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other income or cash flow data prepared in accordance with United States generally accepted accounting principles or as a measure of a company's profitability or liquidity. EBITDA is not calculated under GAAP and therefore is not necessarily comparable to similarly titled measures of other companies. The following table reconciles the differences between net income (loss), as determined under United States generally accepted accounting principles and EBITDA (in millions):

                                 THREE MONTHS ENDED     NINE MONTHS ENDED
                                    SEPTEMBER 30,        SEPTEMBER 30,
                                 ------------------     -----------------
                                   2003       2002       2003      2002
                                   ----       ----       ----      ----
Net income (loss)                  $ (8)      $ (2)      $(30)      $ 7
Income tax expense (benefit)         (9)        (1)       (21)        5
Interest expense, net                18         15         57        49
Depreciation and amortization        12          9         35        26
                                   ----       ----       ----       ---
EBITDA                             $ 13       $ 21       $ 41       $87
                                   ====       ====       ====       ===


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